Exhibit (14)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Proxy Statement and Prospectus (the Proxy/Prospectus) constituting part of this Registration Statement on Form N-14 (the Registration Statement) of Fidelity Mt. Vernon Street Trust: Fidelity 130/30 Large Cap Fund, of our report dated January 16, 2013, on the financial statements and financial highlights included in the November 30, 2012 Annual Report to Shareholders of Fidelity Mt. Vernon Street Trust: Fidelity 130/30 Large Cap Fund.

We also hereby consent to the incorporation by reference into the Proxy/Prospectus constituting part of this Registration Statement of Fidelity Devonshire Trust: Fidelity Large Cap Growth Fund, of our report dated March 13, 2012, on the financial statements and financial highlights included in the January 31, 2012 Annual Report to Shareholders of Fidelity Devonshire Trust: Fidelity Large Cap Growth Fund.

We also hereby consent to the incorporation by reference into the Proxy/Prospectus constituting part of this Registration Statement of Fidelity Beacon Street Trust: Fidelity Tax Managed Stock Fund, of our report dated December 14, 2012, on the financial statements and financial highlights included in the October 31, 2012 Annual Report to Shareholders of Fidelity Beacon Street Trust: Fidelity Tax Managed Stock Fund.

We further consent to the references to our Firm under the headings "Experts" in the Proxy/Prospectus constituting part of this Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
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Boston, Massachusetts
January 30, 2013